UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2007
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada (Address of principal executive offices)	L7L 6Z8 (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
Waste Services, Inc. issued a press release on February 27, 2008 announcing our results of operations for the quarter and fiscal year ended December 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
On February 26, 2008, Waste Services, Inc. announced that it had signed a definitive agreement for the sale of its Jacksonville, Florida area hauling and materials recycling operations and construction and demolition debris landfill to Advanced Disposal Services, Inc. for $57.5 million. We will retain ownership of the Jacksonville materials recycling and hauling facilities and lease them to the purchaser. The transaction is subject to lender approvals and customary closing conditions and is expected to close in early March. We will use $42.5 million of the proceeds to reduce our term loans and apply the remainder to other operational needs. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	February 27, 2008 Results Press Release.

99.2	February 26, 2008 Sale of Jacksonville Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WASTE SERVICES, INC.
By: /s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel
Date: February 27, 2008

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